UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

As previously reported by Bonds.com Group, Inc. (“we,” “our” or the “Company”), on December 5, 2011, we entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Daher Bonds Investment Company (“DBIC”), Mida Holdings (“Mida”), Oak Investment Partners XII, Limited Partnership (“Oak”), GFINet Inc. (“GFI”), and certain other investors.  Pursuant to the Unit Purchase Agreement, among other things, on December 5, 2011, (a) we sold to DBIC, Mida, Oak, GFI and certain other investors an aggregate of 100 units, with each unit (a “Unit”) comprised of 100 shares of the Company’s Series E-2 Convertible Preferred Stock (the “Series E-2 Preferred”) and warrants to purchase 1,428,571 shares of the Company’s common stock (the “Common Stock Warrants”), for a total purchase price of $10,000,000, and (b) we agreed to sell, and DBIC, Mida, Oak, GFI and certain other investors agreed to purchase, an additional 66 Units for an aggregate purchase price of $6,600,000 (the “Additional Closing”).  The Additional Closing was conditioned upon the satisfaction or waiver of certain closing conditions, including the conditions that (a) the Company’s gross operating revenue for any month ending on or prior to June 30, 2012 is at least $800,000, and (b) the Company’s operating losses for the same month are less than $200,000 (collectively, the “Financial Performance Condition”).

On June 8, 2012, the Company, DBIC, Mida, Oak, GFI, Bonds MX, LLC and XOL Holding S.A.L. entered into a letter agreement pursuant to which the Financial Performance Condition was waived.  As a result, on June 8, 2012, the Additional Closing was consummated and the Company issued the 66 Units contemplated by the Unit Purchase Agreement, as well as one additional Unit to Bonds MX, LLC, an investor that exercised its preemptive rights under the Company’s prior Series D Stockholders’ Agreement. Edwin L. Knetzger, III, a member and chairman of the Company's Board of Directors, is a significant equity owner in Bonds MX, LLC.

Item 3.02                      Unregistered Sales of Equity Securities.

In connection with the Additional Closing under the Unit Purchase Agreement referenced in Item 1.01 above, on June 8, 2012, the Company issued 67 Units, comprised of 6,700 shares of Series E Preferred and Common Stock Warrants to purchase 95,714,289 shares of our common stock for an aggregate purchase price of $6,700,000 to DBIC, Mida, Oak, GFI, Bonds MX, LLC and XOL Holding S.A.L.

The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act based on representations and warranties made by purchasers and other factors.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1
Letter Agreement, dated as of June 8, 2012, by and among Daher Bonds Investment Company, Mida Holdings, Oak Investment Partners XII, Limited Partnership, GFINet Inc., Bonds MX, LLC and XOL Holding S.A.L.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2012

BONDS.COM GROUP, INC.

By:	/s/John Ryan
Name:	John Ryan
Title:	Chief Financial Officer